Exhibit 4.2

FIFTH SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Fifth Supplemental Indenture”), dated as of July 2, 2018, among (i) Cincinnati Bell Inc., an Ohio corporation (or its permitted successor) (the “Issuer”), (ii) each subsidiary of the Issuer identified as a Prior Guaranteeing Subsidiary on Schedule I-A hereto (each, a “Prior Guaranteeing Subsidiary”), (iii) each subsidiary of the Issuer identified as a New Guaranteeing Subsidiary on Schedule I-B hereto (each, a “New Guaranteeing Subsidiary” and together with the Prior Guaranteeing Subsidiaries, the “Guaranteeing Subsidiaries”) and Regions Bank (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuer and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture, dated as of September 22, 2016 (as supplemented by the First Supplemental Indenture, dated as of April 3, 2017, among the Issuer, SunTel Services LLC and the Trustee, the Second Supplemental Indenture, dated as of May 31, 2017, among the Issuer, Cincinnati Bell Telephone Company LLC, Cincinnati Bell Extended Territories LLC and the Trustee, the Third Supplemental Indenture, dated as of October 2, 2017, among the Issuer, Cincinnati Bell Shared Services LLC, Data Centers South Holdings LLC, Twin Acquisition Corp. and the Trustee and the Fourth Supplemental Indenture, dated as of December 22, 2017, among the Issuer, CBTS Holdco LLC and the Trustee, the “Indenture”), providing for the issuance by the Issuer of its 7.000% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each New Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guaranteeing Subsidiary shall, subject to Article 10 of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (each, a “Note Guarantee”);

WHEREAS, on July 2, 2018, pursuant to the Agreement and Plan of Merger between the Issuer and CB Escrow Corp., an Ohio corporation and a wholly-owned subsidiary of the Issuer (the “Escrow Issuer”), the Escrow Issuer merged with and into the Issuer (the “Escrow Merger”) and at the effective time of the Escrow Merger, the separate corporate existence of the Escrow Issuer ceased and the Issuer continued as the surviving corporation in the Escrow Merger;

WHEREAS, Section 5.01 of the Indenture provides that, among other things, the Issuer may merge with the Escrow Issuer; provided that, among other things, each Prior Guaranteeing Subsidiary shall have by amendment to its Note Guarantee confirmed that such Note Guarantee shall apply to the obligations of the Issuer in accordance with the Notes and the Indenture; and

WHEREAS, pursuant to Section 9.01(7) of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Issuer, each Prior Guaranteeing Subsidiary, each New Guaranteeing Subsidiary and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Defined Terms. As used in this Fifth Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AGREEMENT TO GUARANTEE

Section 2.1. Agreement to be Bound. Each New Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2. Guarantee. Each New Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Note Guarantees pursuant to Article 10 of the Indenture on a senior basis.

Section 2.3. Confirmation of Existing Guarantees. Each Prior Guaranteeing Subsidiary confirms, on a joint and several basis with all Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Note Guarantees, which shall continue to apply to the obligations of the Issuer after the Escrow Merger in accordance with the Notes and the Indenture, pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE 3

MISCELLANEOUS

Section 3.1. Execution and Delivery. Each New Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

Section 3.2. Benefits Acknowledged. Each New Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each New Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Fifth Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Fifth Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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Section 3.4. Severability. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5. New Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. Each New Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

Section 3.6. Release. Each New Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

Section 3.7. No Recourse Against Others. Pursuant to Section 12.06 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of each New Guaranteeing Subsidiary shall have any liability for any obligations of such New Guaranteeing Subsidiary under the Notes, the Indenture, this Fifth Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantees.

Section 3.8. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE.

Section 3.9. Waiver of Jury Trial. EACH NEW GUARANTEEING SUBSIDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.12. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Prior Guaranteeing Subsidiary, New Guaranteeing Subsidiary and the Issuer.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the last date below.

CINCINNATI BELL INC.

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CBTS LLC (formerly CBTS HOLDCO LLC), as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CBTS TECHNOLOGY SOLUTIONS LLC
(Successor to CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.; DATA CENTER INVESTMENTS INC.; DATA CENTERS SOUTH HOLDINGS LLC; DATA CENTERS SOUTH INC. and SUNTEL SERVICES LLC), as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CBTS VIRGINIA LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Fifth Supplemental Indenture]

CINCINNATI BELL ENTERTAINMENT INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL EXTENDED TERRITORIES LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL SHARED SERVICES LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL TELEPHONE COMPANY LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL WIRELESS, LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Fifth Supplemental Indenture]

HAWAIIAN TELCOM COMMUNICATIONS, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

HAWAIIAN TELCOM HOLDCO, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

HAWAIIAN TELCOM, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

HAWAIIAN TELCOM SERVICES COMPANY, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

ONX USA LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Fifth Supplemental Indenture]

ONX MANAGED SERVICES INC., an Illinois corporation, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

ONX HOLDINGS LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

SYSTEMMETRICS CORPORATION, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

WAVECOM SOLUTIONS CORPORATION, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Fifth Supplemental Indenture]

REGIONS BANK, as Trustee

By:	/s/ R. Douglas Milner
Name:	R. Douglas Milner
Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

Schedule I

A. Prior Guaranteeing Subsidiaries

1.	CBTS LLC (formerly known as CBTS Holdco LLC)

2.	CBTS Technology Solutions LLC (formerly known as Cincinnati Bell Any Distance Inc.)

3.	CBTS Virginia LLC (formerly known as Cincinnati Bell Any Distance of Virginia LLC)

4.	Cincinnati Bell Entertainment Inc.

5.	Cincinnati Bell Extended Territories LLC

6.	Cincinnati Bell Shared Services LLC

7.	Cincinnati Bell Telephone Company LLC

8.	Cincinnati Bell Wireless, LLC

B. New Guaranteeing Subsidiaries

1.	Hawaiian Telcom Communications, Inc.

2.	Hawaiian Telcom Holdco, Inc.

3.	Hawaiian Telcom, Inc.

4.	Hawaiian Telcom Services Company, Inc.

5.	SystemMetrics Corporation

6.	OnX USA LLC

7.	OnX Managed Services Inc., an Illinois corporation

8.	OnX Holdings LLC

9.	Wavecom Solutions Corporation